LEASE WITH OPTION TO PURCHASE

Commencement Date: April 1, 2007

Landlord: 17617 Aldine Westfield Road, LLC, a Texas limited liability company

Landlord's Address:

4029 Buena Vista
Dallas, Texas 75204

Tenant: Intercontinental Fuels, LLC, a Texas limited liability company

Tenant's Address:

17617 Aldine-Westfield Road
Houston, Texas 77073

Demise: Landlord does hereby lease and let to Tenant, and Tenant does hereby lease and let from Landlord, the land described on Exhibit "A" attached hereto, located at the street address of 17617 Aldine-Westfield Road, Houston, Texas 77073, together with any and all improvements, buildings, fixtures, appurtenances, equipment and all other personal property located thereon and used in connection therewith (the "Premises")

Monthly Rent: Fifteen Thousand and No/100 ($15,000.00) per month payable in arrears due on the 1st calendar day of each month during the Term, beginning May 1, 2007, and ending on October 1, 2008

Term: The term (the "Term") of this Lease is eighteen (18) months, beginning on April 1, 2007 (the "Commencement Date") and continuing until October 1, 2008, unless shortened or extended as provided for herein.

Termination Date: Unless sooner terminated or extended as provided herein, the Lease will terminate without further notice when the Term expires, and any holding over by Tenant after the Term expires will neither constitute a renewal of the Lease nor give Tenant any rights under the Lease or to the Premises. For the purposes of this Lease, the date on which this Lease terminates, whether such date is October 1, 2008, or a different date in the event the Term shall be terminated before, or extended beyond, October 1, 2008 in accordance with the provisions of this Lease, shall hereinafter be referred to as the "Termination Date."

Use: Tenant may use the Premises for operating a fuel terminal, including the manufacturing, blending, processing, purchasing, selling, storage, and

throughput of fuel, along with administrative and support activities associated with the operation of the fuel terminal.

Amount of Liability Insurance: See Exhibit "B" attached to this Lease.

Clauses and Covenants

A. Tenant agrees to -

1. And does hereby, Lease the Premises beginning on the Commencement Date and ending on the Termination Date.

2. Accept the Premises in its present physical condition "AS IS."

3. Tenant, at Tenant's sole cost and expense shall comply with all laws, ordinances, orders, acts, rules and regulations of state, federal, municipal or other agencies or bodies having jurisdiction over the use, condition, and occupancy of the Premises.

4. Pay the Monthly Rent, in arrears, on the first day of the month following the month for which said rent is due, beginning May 1, 2007, to Landlord at Landlord's Address. Payments shall be considered timely if, on or before the date such payment is due, Tenant shall deposit Tenant's check in the amount due backed by good funds in the United States Mail, properly packaged, and addressed to Landlord at Landlord's Address for notice purposes as provided for herein.

5. Pay, as additional Rent, when due, all other amounts due from Tenant to Landlord under this Lease.

6. Pay a late charge of 5 percent (5%) of any Rent not received by Landlord by the tenth (10th) of the month in which it is due. If not paid by the tenth (10th) day of the month in which it is due, the Rent shall be considered overdue without further notice from the Landlord for the purposes of this paragraph.

7. Obtain and pay for all utility services used by Tenant on the Premises, as any such services shall not be provided by Landlord.

8. Allow Landlord to enter the Premises to perform Landlord's obligations, inspect the Premises, and show the Premises to prospective purchasers or tenants.

9. Maintain the Premises in working order substantially the equivalent of its working order on the date hereof.

10. Repair any damage to the Premises caused by Tenant.

11. Maintain public liability insurance for the Premises and the conduct of Tenant's business on the Premises, naming Landlord as an additional insured, in the amounts stated in Exhibit "B" to this Lease.

12. Maintain casualty insurance on the Premises, naming Landlord as an additional insured.

13. Maintain casualty insurance on Tenant's personal property on the Premises.

14. Deliver certificates of insurance to Landlord within ten (10) days after written request therefor.

15. Indemnify, defend, and hold Landlord harmless from any loss, attorney's fees, court and other costs, or claims arising solely out of Tenant's use, or Tenant's customers', employees', agents', guests' or invitees' use, of the Premises, and in no way related to the transactions comprising or related to the acquisition of any interest in the Premises by Landlord or Tenant. Further, Tenant specifically agrees to be responsible for and indemnify and hold Landlord harmless from any and all damages or expenses of whatever kind arising out of or caused by a burglary, theft, vandalism, malicious mischief or other illegal acts performed in, at or from the Premises, other than by or on behalf of Landlord.

16. Vacate the Premises on termination of this Lease.

17. On reasonable request, execute an estoppel certificate that states the Commencement Date and Termination Date of the Lease, identifies any amendments to the Lease, describes any rights to extend the Term or purchase rights, lists defaults by Landlord, and provides any other information reasonably requested.

18. Allow prospective purchasers of the Premises to conduct reasonable due diligence inspections of the Premises which do not interfere with Tenant's use of the Premises. This right shall be recurring and be subject to giving reasonable advanced notice. Such inspections shall be at the sole risk and expense of the prospective purchasers, and Tenant shall neither suffer any liabilities or loss for, nor have any indemnity obligation related to, those inspections.

19. Pay all ad valorem and other taxes and other general and special assessments levied against the Premises as and when they become due. Tenant shall provide proof of payment of such amounts to Landlord within ten (10) business days after demand therefor by Landlord. If such levies become overdue, Landlord may pay them, and Tenant shall promptly reimburse Landlord within ten (10) business days after demand therefor by Landlord.

B. Tenant agrees not to -

1. Use the Premises for any purpose other than that stated in this Lease.

2. Create a nuisance.

3. Permit any waste.

4. Use the Premises in any way that would prevent Tenant from being able to maintain the insurance on the Premises required hereby.

5. Take any action which would lawfully give rise to the imposition of a lien on the Premises, except liens that arise as a matter of law to secure obligations which are not overdue, so long as Tenant timely discharges those obligations, and except for any liens against Tenant's interest in the Premises.

6. Assign this Lease or sublease any portion of the Premises without Landlord's written consent, which consent shall not be unreasonably withheld, except to grant a lien or security interest encumbering Tenant's interest in the Premises, which does not require Landlord's written consent.

C. Landlord agrees to -

1. Deliver to Tenant quiet possession of the Premises beginning on the Commencement Date and ending on the Termination Date.

2. Obey all laws, ordinances, orders, and rules and regulations applicable to the use, condition, and occupancy of the Premises.

3. Pay when due any and all amounts due and owing by Landlord and perform when due any and all other obligations owed by Landlord, the nonperformance of which would confer the right to foreclose, judicially or otherwise, on all or any part of the Premises under any mortgage, lien, security interest, or other similar encumbrance or interest ("Lien Default"). Tenant shall have the right to cure any such Lien Default on behalf of Landlord. If Tenant cures any Lien Default by Landlord, Landlord shall be obligated to pay to Tenant the amount expended by Tenant in curing such Lien Default within ten (10) days after written notice of same by Tenant.

4. Name Tenant as an additional insured on any liability, casualty, or other insurance policy Landlord may obtain related to the Premises.

D. Landlord agrees not to -

1. Interfere with Tenant's quiet and peaceful enjoyment and possession of the Premises as long as Tenant is not in material default.

2. Perform any construction on or near the Premises which would interfere with Tenant's business on the Premises.

3. Sell, convey, assign, or transfer the Premises, or any part thereof without the consent of Tenant. Any sale, conveyance, assignment, or transfer consented to by Tenant shall

be made expressly subject to this Lease and the "Option," as that term is hereinafter defined, shall include an express assumption by the transferee of Landlord's obligations in connection with this Lease and the Option, and shall provide for the continuing liability of Landlord for the performance of his obligations under this Lease. Any sale, conveyance, assignment, or transfer in violation of the provisions of this paragraph shall be null and void and of no further force or effect.

E. Landlord and Tenant agree to the following:

1. *Alterations.* Any physical additions or improvements to the Premises made by Tenant will not become the property of Landlord so long as such improvements may be removed from the Premises without commercial damage thereto. Within a reasonable time, but not exceeding two (2) months after the termination of this Lease, and at Tenant's expense, Tenant shall remove any such physical additions and improvements to the Premises made by the Tenant. If Tenant fails to comply with such removal obligation as to any such property, such property shall become the property of Landlord upon the expiration of such 2-month period.

2. *Offset.* Tenant shall be entitled to offset against any Rent any and all amounts due and owing from Landlord to Tenant under this Lease at the time such Rent would otherwise be due and payable. If Tenant exercises the Option, the "Option Price," as that term is hereinafter defined, shall be reduced and offset by any and all amounts due and owing by Landlord to Tenant under this Lease when the purchase and sale pursuant to the Option is closed.

3. *Notice to Insurance Companies.* Landlord and Tenant will notify the issuing insurance companies of the release set forth in the preceding paragraph and will have the insurance policies endorsed, if necessary, to prevent invalidation of the insurance coverage.

4. *Total or Partial Destruction*

a. In the event of any damage to or destruction of the Premises either in whole or in part while this Lease is in effect, the proceeds of the property damage policy shall be subject to the provisions of that certain Agreement and Consent to Lease (the "Lease Consent") of even date herewith among, Landlord, Tenant, and North American Reserve Corp.

b. In the event of any damage to or destruction of the Premises either in whole or in part while this Lease is in effect, Tenant's rights and obligations with respect to the repair of the Premises shall be as set forth in the Lease Consent. In the event Tenant shall be obligated under the Lease Consent to take such acts as are necessary to cause repairs to the Premises to be made, the damage or destruction shall not terminate this Lease, including the Option, but Tenant shall be entitled to a proportionate reduction of Monthly Rent while such repairs are being made, such proportionate reduction to be based upon the extent to which the damage and the repairs interfere with the Tenant's business on the Premises. In the event Tenant shall not be obligated under the Lease Consent to take any action to repair the damage or destruction to the Premises, Tenant shall have the option to terminate this Lease with no further obligation hereunder, but the Option shall continue for the remainder of the eighteen (18) months provided for below

5. *Condemnation*

a. In the event of a condemnation or a purchase in lieu of condemnation of the Premises either in whole or in part while this Lease is in effect, Tenant shall have no right to any of the proceeds of such condemnation. All proceeds of such condemnation or purchase shall be deducted from the Option Price.

b. In the event of a condemnation or purchase in lieu of condemnation of less than the entire Premises during this Lease, such partial condemnation or purchase shall not terminate this Lease, including the Option, if it does not result in any material interruption of Tenant's business on the Premises.

c. In the event of a condemnation or purchase in lieu of condemnation of less than the entire Premises during this Lease which results in a material interruption of Tenant's business on the Premises, Tenant shall have the option, but not the obligation, to terminate this Lease. If Tenant elects not to terminate this Lease, Tenant shall not be entitled to any reduction of Monthly Rent. If Tenant elects to terminate this Lease, Tenant shall have no further obligation hereunder, but the Option shall continue for the remainder of the eighteen (18) months provided for below, and the Option Price shall be reduced as provided for in a above.

d. In the event of a condemnation or purchase in lieu of condemnation of the entirety of the Premises during this Lease, this Lease shall terminate, and Tenant shall have no further obligation hereunder.

6. *Uniform Commercial Code.* Tenant grants Landlord a security interest in Tenant's personal property now or subsequently located on the Premises to secure Tenant's obligation to pay Rent. This Lease is a security agreement under the Uniform Commercial Code. Landlord may file a copy of this Lease as a financing statement or execute and file a financing statement on behalf of Tenant.

7. *Environmental Matters.* Throughout the term of this Lease, Tenant shall prevent the presence, use, generation, release, discharge, storage, disposal, or transportation of any Hazardous Materials (as hereinafter defined) on, under, in, above, to, or from the Leased Premises other than in strict compliance with all applicable federal, state, and local laws, rules, regulations, and orders. For purposes of this provision, the term "Hazardous Materials" shall mean and refer to any wastes, materials, or other substances of any kind or character that are or become regulated as hazardous or toxic waste or substances, or which require special handling or treatment, under any applicable local, state, or federal law, rule, regulation, or order. Tenant shall indemnify, defend, and hold Landlord harmless from and against (a) any loss, cost, expense, claim, or liability arising out of any investigation, monitoring, clean-up, containment, removal, storage, or restoration work (herein referred to as "Remedial Work") required by, or incurred by Landlord or any other person or party in a reasonable belief that such Remedial Work is required by any applicable federal, state or local law, rule, regulation or order, or by any governmental agency, authority, or political subdivision having jurisdiction over the Premises, and (b) any claims of third parties for loss, injury, expense, or damage arising out of the presence, release, or discharge of any Hazardous Materials on, under, in, above, to, or from the

Premises. In the event any Remedial Work is so required under any applicable federal, state, or local law, rule, regulation or order, Tenant shall perform or cause to be performed such Remedial Work in compliance with such law, rule, regulation, or order. In the event Tenant shall fail to commence the Remedial Work by such , or shall fail to prosecute the Remedial Work to completion as required by such law, rule or regulation, such failure shall constitute an event of default on the part of Tenant under the terms of this Lease, and Landlord, in addition to any other rights or remedies afforded it hereunder, may, but shall not be obligated to, cause the Remedial Work to be performed, and Tenant shall promptly reimburse Landlord for the cost and expense thereof within ten (10) days after written demand therefor.

8. *Default by Landlord/Events.* Landlord shall be considered in default under this Lease if and only if:

a. Landlord fails to comply with its obligations under paragraph C.4 above.

b. Landlord fails to perform any other covenant or obligation imposed on Landlord hereunder no later than thirty (30) days after Tenant has given Landlord notice of such failure.

9. *Default by Landlord/Tenant's Remedies.* In the event of Landlord's default, Tenant shall be entitled to avail itself of all remedies provided for by law.

10. *Default by Tenant/Events.* Tenant shall be considered in default under this Lease if and only if:

a. Tenant fails to pay Rent within ten (10) days after same is due and payable as provided for herein.

b. Tenant abandons or vacates a substantial portion of the Premises.

c. Tenant fails to perform any other covenant or obligation imposed on Tenant no later than thirty (30) days after Landlord has given Tenant written notice of such failure, but in the event such performance is not reasonably practicable within said thirty (30) day period, then at such time as compliance is reasonably practicable but not to exceed one hundred twenty (120) days.

11. *Default by Tenant/Landlord's Remedies.* Landlord's remedies for Tenant's default are to (a) enter and take possession of the Premises, after which Landlord may relet the Premises on behalf of Tenant and receive the Rent directly by reason of the reletting, and Tenant agrees to reimburse Landlord for any expenditures made in order to relet; (b) enter the Premises and perform Tenant's obligations; and (c) terminate this Lease by written notice and sue for damages.

12. *Default/Waiver/Mitigation.* It is not a waiver of default if the nondefaulting party fails to declare immediately a default or delays in taking any action. Pursuit of any remedies set

forth in this Lease does not preclude pursuit of other remedies in this Lease or provided by law. Landlord and Tenant have a duty to mitigate damages.

13. *Option to Purchase Premises.* Landlord hereby grants Tenant the option to purchase the Premises (the "Option") on the following terms and conditions:

a. *Option Period.* The Tenant may exercise the Option at any time from the Commencement Date through and including the sixtieth (60th) day before the Termination Date. If the Option is not exercised on or before the sixtieth (60th) day before the Termination Date, the Option shall expire.

b. *Option Price.* The purchase price to be paid by the Tenant to the Landlord for the Premises if the Option is exercised (the "Option Price") is Three Million Five Hundred Fifty Thousand and No/100 Dollars ($3,550,000.00). No part of the Rent shall be applied towards the Option Price.

c. *Exercise of Option.* Tenant may exercise the Option by signing and delivering to Landlord the Purchase and Sale Agreement in the form attached to this Lease as Exhibit "C" before the expiration of the Option. Delivery shall be in accordance with the notice provisions of this Lease. Upon receipt of the Purchase and Sale Agreement signed by Tenant, Landlord shall be bound thereby regardless of Landlord's execution. Landlord shall nevertheless execute and return the original Purchase and Sale Agreement to Tenant.

d. *Extension of Lease.* Upon Tenant's exercise of the Option, this Lease shall continue until the Closing occurs pursuant to the Purchase and Sale Agreement.

e. *No Material Default.* Tenant may not exercise the Option at such time as Tenant is in material default under this Lease.

f. The closing of the purchase pursuant to the Option, if exercised, must be completed by the time provided for in the Purchase and Sale Agreement.

14. *Landlord's Inspection.* From time to time, but only after giving Tenant reasonable advanced notice, Landlord shall have the right to enter unto the Premises in order to inspect the condition of the Premises, so long as such inspection does not unreasonably interfere with Tenant's business.

15. *Holdover.* If Tenant does not vacate the Premises following termination of this Lease, Tenant will become a tenant at will and must vacate the Premises on receipt of notice from Landlord. No holding over by Tenant, whether with or without the consent of Landlord, will extend the Term.

16. *Alternative Dispute Resolution.* Landlord and Tenant agree to mediate in good faith before filing a suit for damages or other remedy.

17. *Attorney's Fees.* If either party retains an attorney to enforce its rights under this Lease, the party prevailing in litigation is entitled to recover reasonable attorney's fees and court costs.

18. *Venue.* Venue is in the county in which the Premises are located.

19. *Entire Agreement.* This Lease, including the Option, together with the attached exhibits and riders, is the entire and fully integrated agreement of the parties regarding the subject matter hereof, and there are no oral representations, warranties, agreements, or promises pertaining to this Lease or the Option or to any expressly mentioned exhibits and riders not incorporated in writing in this Lease.

20. *Amendment of Lease.* This Lease, including the Option, may be amended only by an instrument in writing signed by Landlord and Tenant.

21. *Warranties.* THERE ARE NO IMPLIED WARRANTIES OF MERCHANTABILITY, OF FITNESS FOR A PARTICULAR PURPOSE, OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE, AND THERE ARE NO WARRANTIES THAT EXTEND BEYOND THOSE EXPRESSLY STATED IN THIS LEASE. Landlord expressly warrants the following:

a. Landlord has good title to the Premises free of encumbrances except those encumbrances in favor of North American Reserve Corp. ("North American") granted by the Landlord to secure payment for the purchase of the Premises, or any part thereof, by Landlord.

b. Before executing this Lease, Landlord became fully informed of the terms, contents, conditions, and effect of this Lease and the Option.

c. This Lease, including the Option, is a valid contract and is fully binding on Landlord and its heirs, representatives, successors, and assigns, to the extent transfer is permitted.

d. No promise or representation of any kind has been made by Tenant or Consolidated Minerals Management, Inc. to Landlord or to anyone acting for Landlord in connection with the matters covered hereby, except as may be expressly stated in this Lease, including the Option.

e. Neither the execution of this Lease by Landlord nor Landlord's performance of any obligations of Landlord hereunder violate the terms of, or constitute a breach or default under any other agreement or understanding to which Landlord is a party or by which Landlord is bound.

f. Landlord has consulted with an attorney or attorneys of its choice prior to the execution of this Lease, understands the terms and conditions of this Lease, including the Option, agrees to abide by it, and voluntarily executes it without any

reservation, by its own choice and judgment, and without duress or other influence.

g. Landlord has the power and authority to execute, deliver, and perform its obligations under this Lease, including the Option.

22. *Notices.* Any notice required or permitted under this Lease must be in writing. Any notice provided for in this Lease will be deemed to be delivered (whether actually received or not) when deposited with the United States Postal Service, first class, properly packaged and with proper postage, and addressed to the intended recipient at the address shown in this Lease. Notice may also be given by regular mail, personal delivery, courier delivery, facsimile transmission, or other commercially reasonable means and, if so given, will be effective when actually received. Notwithstanding the foregoing to the contrary, notice shall be deemed not given unless and until a copy thereof has been given to counsel for the recipient as follows:

If to Landlord:

Susan J. Taylor
Three Riverway, Suite 1800
Houston, Texas 77056
facsimile: 713-759-1980

If to Tenant:

M. Steve Smith
9801 Westheimer Road, Suite 802
Houston, Texas 77042
facsimile: 713-787-9903

Any address for notice or delivery may be changed by written notice delivered as provided herein, effective ten (10) days after giving such notice of change.

23. *No Brokers.* Landlord and Tenant each represent and warrant that neither has used a broker in connection with this Lease.

24. *No Partnership.* This Lease is not intended to create, and shall not be construed as creating a joint venture, partnership, or association between Landlord and Tenant. Each party to this Lease has its respective rights as to each other in the Premises only by virtue of this Lease, and no other agreement or understanding

25. *Memorandum.* Landlord and Tenant have executed contemporaneously with this Lease a Memorandum of Lease with Option to Purchase in the form attached hereto as Exhibit "D," which Memorandum Tenant may record in the Official Public Records of Real Property of Harris County, Texas.

26. *Further Assurances.* Landlord and Tenant agree that they shall execute such additional documents and take such actions as are reasonable necessary or helpful to effectuate the purposes of this Lease, including the Option.

27. *Binding Effect.* This Lease, including the Option, shall be binding on and shall inure to the benefit of the parties hereto and their respective heirs, successors, administrators, and assigns, except to the extent transfer is expressly prohibited hereby.

28. *Invalid Provisions; Severability.* If any provision of this Lease, including the Option, is held to be illegal, invalid, or unenforceable under present or future law: (1) such provision shall be fully severable; (2) this Lease, including the Option, shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Lease; and (3) the remaining provisions of this Lease, including the Option, shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Lease.

29. *Headings.* The headings of the paragraphs contained in this Lease are for convenience only and shall not be taken into account in determining the meaning of any provision of this Lease.

30. *Construction.* This Lease, including the Option, shall be construed without regard to the identity of the party that drafted any provision hereof. Any rule of construction that a document is to be construed against the drafting party shall not be applicable. The parties hereto agree that the terms of this Lease, including the Option, are the product of negotiation and that no provision of this Lease, including the Option, shall be construed against any party by virtue of the fact that such party may have drafted all or any part of the provision. In this Lease, including the Option, the singular includes the plural, and vice versa.

31. *Counterparts.* This Lease may be signed in counterparts, which when taken together shall have the effect of a single instrument. This Lease, however, shall not be binding on any signing party unless and until signed by Landlord and Tenant. A faxed signature shall be deemed to be the equivalent of an original.

LANDLORD:

17617 ALDINE WESTFIELD ROAD, LLC

By: ____________________

Print Name: DAVID J ZEHR

Title: Member

TENANT:

INTERCONTINENTAL FUELS, LLC

Sonny Wooley, Manager

Timothy G. Byrd, Sr., Manager

STATE OF Texas §
§
COUNTY OF Dallas §

This instrument was acknowledged before me on the 22nd day of March, 2007, by David Zehr, Landlord member of 17617 ALDINE-WESTFIELD ROAD, LLC, a Texas limited liability company, on behalf of said company.

KATHLEEN HOWARD
Notary Public, State of Texas
My Commission Expires
July 14, 2010

KHoward
Notary Public

STATE OF Texas §
§
COUNTY OF Harris §

This instrument was acknowledged before me on the 23rd day of March 2007, by Sonny Wooley, Manager of INTERCONTINENTAL FUELS, LLC, a Texas limited liability company, on behalf of said company.

Notary Public

STACIE M. MEDINA
NOTARY PUBLIC
STATE OF TEXAS
COMM. EXPIRES 11-10-2007

STATE OF Texas §
§
COUNTY OF Harris §

This instrument was acknowledged before me on the 23rd day of March, 2007, by Timothy G. Byrd, Sr., Manager of INTERCONTINENTAL FUELS, LLC, a Texas limited liability company, on behalf of said company.

STACIE M. MEDINA
NOTARY PUBLIC
STATE OF TEXAS
COMM. EXPIRES 11-18-2007

[signature]
Notary Public

P:\Cldocs\CONS02\001805\Settlement Documents\Lease from Zehr(070322mss).Doc

A tract of land containing 10.479 acres in the Juan Maldonado Survey, A-589, Harris County, Texas, being the same lands described in deed recorded in the Real Property Records of Harris County in Substitute Deed to J.F.T.C., Inc. recorded under Clerk's File No. R-732773, said 10.479 acres being more particularly described by metes and bounds as follows:

BEGINNING at a 5/8" iron rod (found) for the northeast corner of the herein-described tract in the west right-of-way line of Aldine-Westfield Road (80 feet in width), said point being the southeast corner of a tract containing 10.0369 acres described in deed recorded under Clerk's File No. S-477821;

THENCE S 01 deg 56 min 28 sec E along the west line of Aldine-Westfield Road, a distance of 40.08 feet (called S 01 deg 30 min 25 sec E - 40.01 feet) to a 5/8" iron rod (found) for a corner, said point being the most easterly northeast corner of a tract containing23.5518 acres to A-C Acquisition Corp. described in deed recorded under Clerk's File No. S-625501;

THENCE S 89 deg 54 min 06 sec W along the said 23.5518 acre tract, a distance of 762.33 feet to a 1/2" iron rod (set) for a corner;

THENCE S 01 deg 09 min 47 sec E, a distance of 40.00 feet to a 1/2" iron rod (set) for a corner;

THENCE S 89 deg 54 min 07 sec W, a distance of 30.00 feet to a 1/2" iron rod (set) for a corner;

THENCE N 01 deg 09 min 47 sec E, a distance of 40.00 feet to a 1/2" iron rod (set) for a corner;

THENCE S 89 deg 54 min 07 sec W, a distance of 153.67 feet to a 1/2" iron rod (set) for an interior corner of the herein described tract;

THENCE S 00 deg 19 min 09 sec w, a distance of 96.24 feet to a 1/2" iron rod (set) for a corner;

THENCE S 89 deg 54 min 07 sec W, a distance of 26.71 feet to a 1/2" iron rod (set) for a corner;

THENCE S 00 deg 24 min 22 sec E, a distance of 348.01 feet to a 1/2" iron rod (set) for the southerly southeast corner of the herein described tract, said point being an interior corner of the said 23.5518 acre tract;

THENCE S 89 deg 57 min 42 sec W along the westerly north line of the said 23.5518 acre tract, a distance of 853.03 feet (called 856.05 feet) to a 5/8" iron rod (found) for the southwest corner of the herein described tract, said point being the most westerly northwest corner of the said 23.5518 acre tract, and being the southeast corner of a tract containing 3.542 acres described in deed recorded in Volume 5689, Page 157 of the Deed Records of Harris County;

THENCE N 00 deg 50 min 28 sec W along the east line of the said 3.542 acre tract, a distance of 483.46 feet (called N 00 deg 27 min 35 sec W - 483.35 feet) to a 5/8" iron rod (found) for the northwest corner of the herein described tract;

THENCE N 89 deg 54 min 07 sec E along the south line of the 10.0639 acre tract, a distance of 1829.53 feet (called 1829.65 feet) to the Point of Beginning.

Exhibit "A"